UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2007

METRETEK TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-19793	84-1169358
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina (Address of principal executive offices)	27587 (Zip code)
Registrant’s telephone number, including area code: [(303) 785-8080]
303 East 17th Avenue, Suite 660, Denver, Colorado 80203
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.6
EX-10.7
EX-99.1
EX-99.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirements
     On April 16, 2007, the founders of Metretek Technologies, Inc., a Delaware corporation (the “Company”), W. Phillip Marcum, who had served as the Chairman of the Board, President and Chief Executive Officer of the Company, and A. Bradley Gabbard, who had served as the Executive Vice President and Chief Financial Officer of the Company, retired from and terminated their employment with the Company and all their positions with the Company and its subsidiaries and affiliates, except that they will remain on the Board of Directors of the Company until the Annual Meeting of Stockholders on June 11, 2007 (the “Annual Meeting”), and Mr. Marcum will also remain as the Company’s Chairman of the Board until the Annual Meeting. Mr. Marcum’s term on the Board of Directors expires at the Annual Meeting, and he will not be seeking re-election to the Board of Directors. Mr. Gabbard has also submitted his resignation from the Board of Directors, effective as of the Annual Meeting.
Appointments
     Sidney Hinton — President and Chief Executive Officer
     In conjunction with those retirements, on April 16, 2007, the Board of Directors elected and appointed Sidney Hinton, the President and Chief Executive Officer of PowerSecure, Inc., a wholly-owned subsidiary of the Company, as the President and Chief Executive Officer of the Company. Mr. Hinton will also retain his positions with PowerSecure. In addition, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Mr. Hinton for election to the Board of Directors at the Annual Meeting, to serve for a term of three years and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.
     Mr. Hinton, age 44, has served as the President, Chief Executive Officer and a director of PowerSecure since its incorporation in September 2000. Mr. Hinton also serves as the Chairman and Chief Executive Officer of each of PowerSecure’s subsidiaries. In 2000, he was an Executive-in-Residence with Carousel Capital, a private equity firm. In 1999, he was the Vice President of Market Planning and Research for Carolina Power & Light (now known as Progress Energy). From August 1997 until December 1998, Mr. Hinton was the President and Chief Executive Officer of IllumElex Lighting Company, a national lighting company. From 1982 until 1997, Mr. Hinton was employed in several positions with Southern Company and Georgia Power Company.
     Jonathan Hinton, who is the son of Sidney Hinton, is employed by PowerSecure as a Senior Vice President. During fiscal 2006, Jonathan Hinton earned a salary of $107,500 and commissions of $372,558 for services rendered during fiscal 2006. In addition, in late 2006 Jonathan Hinton was granted options to purchase 25,000 shares of our common stock at an exercise price of $13.17 per share, the closing sale price of the common stock as reported in the American Stock Exchange on the date of grant, which options vest over a five year period, have a grant date fair value of $249,846 and for which we incurred a no expense in fiscal 2006 in accordance with Financial Accounting Standards Board Statement of Financial Standards No. 123(R).
     In March 2006, the Company entered into a Securities Purchase Agreement with Sidney Hinton (258,000 shares), A. Bradley Gabbard (62,452 shares), Basil M. Briggs (35,000 shares) and Kevin P.

Collins (35,000 shares), as selling stockholders, related to the private placement sale of shares of common stock to certain institutional investors. Under the Securities Purchase Agreement, the institutional investors purchased a total of 2,403,000 shares of common stock, 2,012,548 shares from us and 390,452 shares from the selling officers and directors, for a purchase price of $14.00 per share. The purchasers included institutional investors who were, or were affiliated with entities that were, holders of more than 5% of our outstanding common stock. All shares were sold by the Company and the selling stockholders to the purchasers at the same purchase price.
     Gary J. Zuiderveen — Chief Financial Officer
     In addition, on April 16, 2007, the Board of Directors elected and appointed Gary J. Zuiderveen, the Vice President, Controller, Principal Accounting Officer and Secretary of the Company, to also serve as the Chief Financial Officer of the Company. Gary J. Zuiderveen, age 48, has served as the Company’s Vice President since April 2005 and as the Company’s Controller, Principal Accounting Officer and Secretary since April 2001. He previously served as the Company’s Controller from May 1994 until May 2000 and as the Company’s Secretary and Principal Accounting Officer from August 1996 until May 2000. He also serves in one or more of the capacities of Controller, Principal Accounting Officer or Secretary of the Company’s principal operating subsidiaries. From June 1992 until May 1994, Mr. Zuiderveen was the General Accounting Manager at the University Corporation for Atmospheric Research in Boulder, Colorado. From 1983 until June 1992, Mr. Zuiderveen was employed in the Denver, Colorado office of Deloitte & Touche LLP, providing accounting and auditing services to clients primarily in the manufacturing and financial services industries and serving in the firm’s national office accounting research department.
     Basil M. Briggs — Non-Executive Chairman
     The Board of Directors has also appointed Basil M. Briggs, a member of the Board of Directors and the Chairman of the Compensation Committee, to serve as the non-executive Chairman of the Board commencing immediately following the Annual Meeting. Mr. Briggs, age 71, has served as a member of the Board of Directors since June 1991. Mr. Briggs has been an attorney in the Detroit, Michigan area since 1961, practicing law with Giarmarco, Mullins & Horton, P.C., since January 1997. He was of counsel with Miro, Weiner & Kramer, P.C., from 1987 through 1996, and the President of Briggs & Williams, P.C., Attorneys at Law, from its formation in 1977 through 1986. Mr. Briggs was the Secretary of Patrick Petroleum Company, an oil and gas company, from 1984, and a director of Patrick Petroleum Company from 1970, until Patrick Petroleum Company was acquired by Goodrich Petroleum Company, an oil and gas company, in August 1995. From August 1995 until June 2000, he served as a director of Goodrich Petroleum Company.
     A copy of the Company’s press release issued April 17, 2007 announcing the aforementioned retirements and appointments is attached to this Report as Exhibit 99.1 and incorporated herein by this reference.
Separation Agreements
     In connection with their retirements, on April 16, 2007, Messrs. Marcum and Gabbard each entered into a Separation Agreement and Release with the Company (the “Separation Agreements”), copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, outlining the terms and conditions of their termination of employment, including but not limited to their post-employment compensation, which generally conforms to the provisions of their Second Amended and Restated Employment Agreements with the Company, each of which is dated March 30, 2006 (the “Marcum

Employment Agreement” and the “Gabbard Employment Agreement,” respectively). The Separation Agreements were approved by the Compensation Committee of the Board of Directors, which consists of the three independent directors on the Board of Directors. Messrs. Marcum and Gabbard have the right to revoke their Separation Agreements for a seven day period expiring April 23, 2007, and if they do not exercise their rights of revocation, the Separation Agreements will become binding and effective on April 24, 2007.
     Under the Separation Agreements:
     (i) The Company will pay Messrs. Marcum and Gabbard severance payments, for a period of three years for Mr. Marcum and two years for Mr. Gabbard, on regular payroll dates in the aggregate amounts equal to $2,810,990, for Mr. Marcum, and $1,310,540 for Mr. Gabbard, equal to the sum of (x) their base salaries on the date of termination, plus (y) one-third of their bonuses and annual incentive compensation in 2005 and 2006, counting 2006 twice. The severance payments will be payable as follows: $468,498 plus interest thereon of $11,712 to Mr. Marcum, and $327,635 plus interest thereon of $8,191 to Mr. Gabbard, will be payable on October 18, 2007 (the “Initial Payment Date”), and the remainder will be payable in equal installments over the severance period on the Company’s regular payroll dates. These severance payments were required by, and were established in accordance with, the Marcum and Gabbard Employment Agreements, except that because the formula in those Employment Agreements permitted Messrs. Marcum and Gabbard to use the last three years of bonuses either before or including the year of termination, the Compensation Committee decided to substitute their 2006 bonuses for computation purposes instead of establishing a 2007 bonus arrangement, in light of the Company’s guidance that 2007 net income will exceed 2006 net income (excluding the effect of the restructuring charges associated with these retirements and the closing of the Denver offices and the movement of the Company’s principal executive offices to Wake Forest, North Carolina), and the recognition of the effects of the performance of Messrs. Marcum and Gabbard.
     (ii) The Company will pay to Messrs. Marcum and Gabbard the “Incentive Compensation” (as such term is defined in the Employment Agreements) payments required by the Employment Agreements in an aggregate amount of $4,400,000 to Mr. Marcum and $3,600,000 to Mr. Gabbard. The Company will pay the Incentive Compensation to Messrs. Marcum and Gabbard as follows: (i) the Company will pay $3,382,500 to Mr. Marcum and $2,767,500 to Mr. Gabbard (which amounts include interest at the simple rate of 5% per annum) on the Initial Payment Date, and (ii) the Company will pay the remaining $1,100,000 to Mr. Marcum and the remaining $900,000 to Mr. Gabbard on June 15, 2008, plus interest at the simple rate of five percent (5%) per annum.
     These Incentive Compensation payments are required under the Marcum and Gabbard Employment Agreements and were intended, when originally created in 1991, to provide incentives for Messrs. Marcum and Gabbard to align their interests with the interests of stockholders and to enhance stockholder value. The formula for these payments was ten percent (10%) of the excess of the fair market value of the Company’s Common Stock upon termination over $10.08, which was the Company’s initial public offering price attributable to the Common Stock, as adjusted for the 1998 1-for-4 reverse stock split, multiplied by the number of Common Stock equivalents outstanding. Only Messrs. Marcum and Gabbard were entitled to payments under the Incentive Compensation Fund, which was triggered by their termination of employment.

     The Compensation Committee set $15.00 as the fair market value of the Common Stock for purposes of determining the Incentive Compensation payable to Messrs. Marcum and Gabbard under their Employment Agreements. In establishing the fair market value of the Common Stock, the Compensation Committee received and relied upon a written opinion by Harris Williams & Co., dated April 16, 2007, to the Compensation Committee (the “Harris Williams Opinion”) to the effect that, as of such date, based upon and subject to the assumptions made, matters considered and limits on review set forth in the Harris Williams Opinion, the Compensation Committee’s determination, in connection with its administration of the Incentive Compensation fund, that the fair market value of the Common Stock is within the range of $14.00 to $16.00 per share represents a fair approximation of the fair market value of the Common Stock. A copy of the Harris Williams Opinion is attached hereto as Exhibit 99.2 and incorporated herein by this reference. Based on this opinion, the Compensation Committee set $15.00 per share, which was the midpoint of the valuation range opined upon in the Harris Williams Opinion, as the fair market value of the Common Stock. The Compensation Committee then rounded the resulting Incentive Compensation amount down to the nearest million dollars ($8 million) and allocated it between Messrs. Marcum and Gabbard.
     (iii) Messrs. Marcum and Gabbard have entered into consulting agreements with the Company, pursuant to which they have agreed to provide their consulting services to the Company, as requested by the Company, for up to 25 hours per month, cumulative up to 50 hours, for a total gross consulting fee of $8,000 per month for Mr. Marcum and $7,500 for Mr. Gabbard. The consulting period is three years for Mr. Marcum and two years for Mr. Gabbard. The Company will pay the consulting fee as follows: $49,200 to Mr. Marcum and $46,125 to Mr. Gabbard will be payable upon the Initial Payment Date, and thereafter the consulting fee will be payable over the remainder of the consulting period on the Company’s regular payroll dates.
     (iv) On April 24, 2007, the Company will deposit into escrow accounts with Zions First National Bank, as escrow agent, the sum of $1,630,272 for Mr. Marcum and $1,303,880 for Mr. Gabbard pursuant to escrow agreements. These amounts represent the amounts payable to Messrs. Marcum and Gabbard on the Initial Payment Date, less required tax withholdings. The escrowed funds will be released from escrow on the Initial Payment Date and paid over to Messrs. Marcum and Gabbard by the escrow agent as payment, in part, of the Company’s obligations under the Separation Agreements on the Initial Payment Date, without further instruction to the escrow agent by any person; provided, however, that (A) the escrowed funds will remain the property of the Company and subject to the general claims of creditors until the Initial Payment Date, (B) the Company will bear the costs and expenses of the escrow agreements, (C) any interest on the escrowed funds remaining after the payment of such costs and expenses will be paid over to the Company on the Initial Payment Date, and (D) the escrow agent must pay over the escrowed funds (without interest) to Messrs. Marcum and Gabbard on the Initial Payment Date unless it is ordered or otherwise legally compelled to do otherwise by a court of competent jurisdiction or governmental or regulatory body or authority. In the event either Mr. Marcum or Mr. Gabbard does not timely receive the escrowed funds from the escrow account for any reason, then the Company’s obligations hereunder to make such payments will continue in full force and effect and the Company will be obligated to make such payments out of its own funds or other resources.
     (v) In the event that there is a “Change in Control” of the Company, as such term is defined in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”), then any severance payments, installments of Incentive Compensation or consulting fees that were then unpaid will become due and payable in full on the later of the Initial Payment Date or the date of such Change in Control.

     (vi) In the event the Company, for any reason, fails to make any payment due to Mr. Marcum or Mr. Gabbard under the Separation Agreement within 10 business days of the date it is due, including, without limitation, amounts to be paid out of the escrow account, then the rate of interest on such payment will increase to 18% per annum commencing on the due date of that installment and continuing at such rate until actual payment of such installment, and the Company will also pay a late fee in the amount of 5% of that installment.
     (vii) All amounts payable to Messrs. Marcum and Gabbard are subject to applicable federal, state and local withholding taxes and other appropriate payroll deductions.
     (viii) Messrs. Marcum and Gabbard will not receive any further coverage under the Company’s life insurance, disability or health care insurance programs or any other employee benefits after April 30, 2007.
     (ix) The Company and Messrs. Marcum and Gabbard have agreed to mutually release each other from all general claims, subject to certain specified exceptions, and to mutual confidentiality and non-disparagement obligations.
     (x) Messrs. Marcum and Gabbard have agreed to cooperate with the Company in matters of management transition and in the defense of claims against or the prosecution of claims by the Company.
     (xi) Messrs. Marcum and Gabbard have re-affirmed their non-competition, confidentiality and intellectual property rights obligations to the Company as set forth in their Employment Agreements.
     The Separation Agreements are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference. The Escrow Agreements are attached hereto as Exhibits 10.3 and 10.4 and incorporated herein by reference. The foregoing descriptions are qualified in their entirety by reference to, and should be read in conjunction with, such exhibits.
Employment Agreements
     In addition to the foregoing matters, on April 16, 2007, the Company entered into an Employment Agreement with Mr. Zuiderveen, and an Amended and Restated Employment Agreement with John D. Bernard, the President and Chief Executive Officer of Southern Flow Companies, Inc., a wholly-owned subsidiary of the Company. These Employment Agreements were authorized by the Board of Directors upon the recommendation and approval of the Compensation Committee on the same date.
     Hinton Employment Agreement
     The Company had previously entered in an Amended and Restated Employment Agreement, dated as of November 15, 2005, with Mr. Hinton (the “Hinton Employment Agreement”), which was not changed in connection with Mr. Hinton’s appointment as the President and Chief Executive Officer of the Company. Under the Hinton Employment Agreement, the employment term of Mr. Hinton continues until January 1, 2009, with automatic additional one-year renewal periods when the term expires, unless either the Company or Mr. Hinton gives 30 days prior written notice of termination.

     The base salary under the Hinton Employment Agreement, which is subject to annual upward adjustments at the discretion of the Board of Directors (through the Compensation Committee), is currently set at $420,000. In addition to the base salary, the Hinton Employment Agreement provides, among other things, for an annual bonus of 7% of PowerSecure’s cash flow from operations. The Hinton Employment Agreement also provides Mr. Hinton with standard employee benefits.
     If Mr. Hinton’s employment is terminated for any reason, other than by the Company for “cause” (as defined in the Hinton Employment Agreement), including termination by death, by disability, by the Company without cause, by Mr. Hinton voluntarily, or due to the expiration of the employment term or any renewal period, then Mr. Hinton will be entitled to receive a severance package, payable over the subsequent two years, in the amount of two times the sum of his most recent base salary plus his average bonuses for the two years before and for the year of the date of termination (if he had remained employed) (the “Hinton Severance Package”). Under the Hinton Employment Agreement, Mr. Hinton is prohibited from competing with the business of the Company or its affiliates for a period of two years after the termination of his employment. The Hinton Employment Agreement also contains certain restrictions on Mr. Hinton’s use of confidential information and use of inventions and other intellectual property.
     The Hinton Employment Agreement also includes a change in control provision designed to provide for continuity of management in the event the Company or PowerSecure undergoes a change in control. The Hinton Employment Agreement provides that if within three years after a change in control, Mr. Hinton is terminated by the Company for any reason other than for “cause”, or if Mr. Hinton terminates his employment for “good reason” (as such terms are defined in the Hinton Employment Agreement), then Mr. Hinton is entitled to receive a lump-sum severance payment equal to the Hinton Severance Amount, together with certain other payments and benefits, including continued participation in all the Company’s insurance plans for a period of two years. Under the Hinton Employment Agreement, a “change in control” will be deemed to have occurred only if:
•	any person or group becomes the beneficial owner of 50% or more of the Company’s or PowerSecure’s Common Stock;

•	a majority of the Company’s or PowerSecure’s present directors are replaced, unless the election of any new director is approved by a two-thirds vote of the current (or properly approved successor) directors;

•	the Company or PowerSecure approves a merger, consolidation, reorganization or combination, other than one in which the Company’s or PowerSecure’s voting securities outstanding immediately prior thereto continue to represent more than 50% of the Company’s or PowerSecure’s total voting power or of the surviving corporation following such a transaction and the Company’s or PowerSecure’s directors continue to represent a majority of its directors or of the surviving corporation following such transaction; or

•	the Company or PowerSecure approves a sale of all or substantially all of its assets.
     Zuiderveen Employment Agreement
     The Employment Agreement, dated April 16, 2007, between the Company and Mr. Zuiderveen (the “Zuiderveen Employment Agreement”), provides for an employment term for Mr. Zuiderveen until December 31, 2009, with automatic additional one-year renewal periods when the terms expire, unless either the Company or Mr. Zuiderveen gives 30 days prior written notice of termination.
     The base salary under the Zuiderveen Employment Agreement, which is subject to annual upward adjustments at the discretion of the Compensation Committee, was increased by action of the Compensation Committee on April 16, 2007 to $175,000, in connection with his appointment as Chief Financial Officer. In addition to the base salary, the Zuiderveen Employment Agreement provides, among other things, for Mr. Zuiderveen’s participation in the Company’s bonus plans generally and for standard employee benefits.
     If Mr. Zuiderveen’s employment is terminated by the Company without “cause” (as defined in the Zuiderveen Employment Agreement), then Mr. Zuiderveen will be entitled to receive a severance package, payable over the subsequent 12 months, in the amount of one (1) time the sum of his most recent base salary plus his average bonuses for the three years before the date of termination (or, if higher, the average of his bonuses for the year of termination and for the two years before the date of termination) (the “Zuiderveen Severance Amount”). Under the Zuiderveen Employment Agreement, Mr. Zuiderveen is prohibited from competing with the business of the Company or its affiliates for a period of one year after the termination of his employment. The Zuiderveen Employment Agreement also contains certain restrictions on Mr. Zuiderveen’s use of confidential information and use of inventions and other intellectual property.
     The Zuiderveen Employment Agreement also includes a change in control provision designed to provide for continuity of management in the event the Company undergoes a change in control. The Zuiderveen Employment Agreement provides that if within three years after a change in control, Mr. Zuiderveen is terminated by the Company for any reason other than for “cause”, or if Mr. Zuiderveen terminates his employment for “good reason” (as such terms are defined in the Zuiderveen Employment Agreement), then Mr. Zuiderveen is entitled to receive a lump-sum severance payment equal to the Zuiderveen Severance Amount, together with certain other payments and benefits, including continued participation in all the Company’s insurance plans for a period of one year. Under the Zuiderveen Employment Agreement, a “change in control” will be deemed to have occurred until the same events applicable to the Hinton Employment Agreement, as discussed above, except that the events are only applicable to the Company.
     Bernard Employment Agreement
     The Amended and Restated Employment Agreement, dated April 16, 2007, between the Company and Mr. Bernard (the “Bernard Employment Agreement”), amended and restated the Employment Agreement, dated November 15, 2005, between the Company and Mr. Bernard, to extend the term of his employment and to modify his compensation during and after his employment. Under the Bernard Employment Agreement, the employment term of Mr. Bernard was extended and renewed until December 31, 2009, with automatic additional one-year renewal periods when the terms expire, unless either the Company or Mr. Bernard gives 30 days prior written notice of termination, and the severance period and the post-employment non-competition period was extended to 18 months.
     The base salary under the Bernard Employment Agreement, which is subject to annual upward adjustments at the discretion of the Board of Directors (through the Compensation Committee), is currently set at $190,000. In addition to the base salary, the Bernard Employment Agreement provides, among other things, for Mr. Bernard’s participation in Southern Flow bonus plans generally and for standard employee benefits.

     If Mr. Bernard’s employment is terminated by the Company without “cause” (as defined in the Bernard Employment Agreement, then Mr. Bernard will be entitled to receive a severance package, payable over the subsequent 18 months, in the amount of one and one-half (1 1/2) times the sum of his most recent base salary plus his average bonuses for the three years before the date of termination (or, if higher, the average of his bonuses for the year of termination and for the two years before the date of termination) (the “Bernard Severance Amount”). Under the Bernard Employment Agreement, Mr. Bernard is prohibited from competing with the business of the Company or its affiliates for a period of 18 months after the termination of his employment. The Bernard Employment Agreement also contains certain restrictions on Mr. Bernard’s use of confidential information and use of inventions and other intellectual property.
     The Bernard Employment Agreement also includes a change in control provision designed to provide for continuity of management in the event the Company or Southern undergoes a change in control. The Bernard Employment Agreement provides that if within three years after a change in control, Mr. Bernard is terminated by the Company for any reason other than for “cause”, or if Mr. Bernard terminates his employment for “good reason” (as such terms are defined in the Bernard Employment Agreement), then Mr. Bernard is entitled to receive a lump-sum severance payment equal to the Bernard Severance Amount, together with certain other payments and benefits, including continued participation in all the Company’s insurance plans for a period of 18 months. Under the Bernard Employment Agreement, a “change in control” will be deemed to have occurred until the same events applicable to the Hinton Employment Agreement, as discussed above, except that the events will be applicable to the Company and Southern Flow.
     The Hinton Employment Agreement, the Zuiderveen Employment Agreement and the Bernard Employment Agreement are attached hereto as Exhibits 10.5, 10.6 and 10.7 and incorporated herein by reference. The foregoing descriptions thereof are qualified in their entirety by reference to, and should be read in conjunction with, such exhibits.
Non-Employee Director Compensation
     As a non-employee director of the Company, Mr. Briggs receives compensation on the same terms as all other non-employee directors, which terms were not changed in connection with his appointment as non-executive Chairman. He is reimbursed for his out-of-pocket costs of attending meetings of the Board and its committees. He receives a monthly retainer of $3,000 for his service on the Board of Directors. He also receives a fee of $1,500 for each committee meeting attended, provided that only one fee is paid per day regardless of how many committee meetings are attended that day. As a non-employee director, Mr. Briggs also receives stock options pursuant to a formula under the Company’s 1998 Stock Incentive Plan, as amended and restated. Each non-employee director is automatically granted annual options to purchase 7,500 shares of Common Stock on the date of each annual meeting of stockholders. All annual options granted to non-employee directors:
•	are non-qualified stock options;

•	vest and become exercisable in three equal installments, one-third upon grant and one-third on the first and second anniversary of such grant;

•	are exercisable at a price equal to the fair market value of the common stock on the date of grant, based on the last sale price of the common stock as reported on the American Stock Exchange; and

•	have a term of ten years, subject to earlier termination in the event of the non-employee director’s death or the termination of service on the Board, in which events the options remain exercisable for one year after a non-employee director dies and for that number of years after a non-employee director leaves the board of directors (for any reason other than death or removal for cause) equal to the number of full or partial years that the non-employee director served as a director, but not beyond the original ten year term of the option.
Item 8.01 Other Events.
     The Company has moved its headquarters and principal executive offices from Denver, Colorado to the principal executive offices of PowerSecure in Wake Forest, North Carolina, at the address set forth on the cover of this Report.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
10.1	Separation Agreement, dated as of April 16, 2007, between Metretek Technologies, Inc. and W. Phillip Marcum

10.2	Separation Agreement, dated as of April 16, 2007, between Metretek Technologies, Inc. and A. Bradley Gabbard

10.3	Escrow Agreement, dated as of April 16, 2007, between Metretek Technologies, Inc. and Zions First National Bank, re W. Phillip Marcum

10.4	Escrow Agreement, dated as of April 16, 2007, between Metretek Technologies, Inc. and Zions First National Bank, re A. Bradley Gabbard

10.5	Amended and Restated Employment Agreement, dated as of November 15, 2005, between Metretek Technologies, Inc. and Sidney Hinton (Incorporated by reference to Registrant’s Current Report on Form 8-K filed November 21, 2005).

10.6	Employment Agreement, dated as of April 16, 2007, between Metretek Technologies, Inc. and Gary J. Zuiderveen

10.7	Amended and Restated Employment Agreement, dated as of April 16, 2007, between Southern Flow Companies, Inc. and John D. Bernard

99.1	Press Release of Metretek Technologies, Inc., issued April 17, 2007, announcing management transition

99.2	Opinion, dated April 16, 2007, by Harris Williams & Co. to the Compensation Committee of the Board of Directors of Metretek Technologies, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRETEK TECHNOLOGIES, INC.
By:	/s/ Sidney Hinton
Sidney Hinton
President and Chief Executive Officer

Dated: April 20, 2007